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Consent of Independent Accountants

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of US Office Products Company of our report dated August 9, 1995, relating to the financial statements of U-Bix Business Machines Limited, which appear in the Current Report on Form 8-K dated March 7, 1996 of US Office Products Company. We also consent to the reference to us under the caption "Experts" in the Registration Statement.


                                                     KPMG

January 7, 1997
Auckland, New Zealand